EXHIBIT 4(c)


                               INSILCO HOLDING CO.
                             AND INSILCO CORPORATION
                                Equity Unit Plan


               Section 1. Purpose. The purposes of the Insilco Holding Co. and Insilco Corporation Equity Unit Plan are to promote the interests of Insilco Holding Co. (the "Parent") and its stockholders and Insilco Corporation ("Insilco") by retaining exceptional executive personnel and other key employees of Parent and its Subsidiaries and motivating such employees by enabling them to participate in the long-term growth and financial success of Parent and its Subsidiaries.

               Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

               "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person; provided that no stockholder of Parent shall be deemed an Affiliate of any other stockholder of Parent solely by reason of any investment in Parent. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

               "Affiliated Employee Benefit Trust" means any trust that is a successor to the assets held by a trust established under an employee benefit plan subject to ERISA or any other trust established directly or indirectly under such plan or any other such plan having the same sponsor.

               "Award Agreement" means a written agreement executed by an Employee evidencing an award of Equity Units under the Plan. Unless otherwise provided by the Committee, the Award Agreement to be used for the award of Equity Units under the Plan shall be substantially in the form attached as Exhibit A hereto.

               "Board" means the Board of Directors of Parent.

               "Cause" means, unless otherwise defined in any Employment Agreement or Award Agreement:

           (a) a Participant's willful and continued failure substantially to perform his duties (other than as a result of total or partial incapacity due to physical or mental illness);

           (b) a Participant's conviction of a felony arising from or any act of fraud, embezzlement, or willful dishonesty by the Participant in relation to the business or affairs of Parent or its Affiliates or any other felonious conduct on the part of the Participant that is materially detrimental to the best interests of Parent or its Affiliates;

           (c) a Participant being repeatedly under the influence of illegal drugs or alcohol while performing his duties; or

           (d) any other willful act which is materially injurious to the financial condition or business reputation of Parent or any of its Affiliates as determined in the reasonable discretion of Parent, including a Participant's breach of the provisions of any non-competition, non-solicitation or confidentiality covenant in favor of Parent or its Affiliates binding upon such Participant.

               Notwithstanding the foregoing, no action or failure to act will constitute "Cause" if the Participant believed in good faith that such action or failure to act was in the best interest of Parent.

               "Code" means the Internal Revenue Code of 1986, as the same may be amended, and the rules and regulations promulgated thereunder.

               "Committee" means a committee of the Board designated by the Board to administer the Plan. Until otherwise determined by the Board, the full Board shall be the Committee under the Plan.

               "Common Shares" means shares of common stock, $0.001 par value, of Parent or such other securities as may be designated by the Committee from time to time.

               "EBITDA" means the consolidated operating income of Parent, plus (or minus) any income (or losses) from investments (excluding equity income from Thermalex), plus depreciation, plus amortization, plus (or minus) any unusual, non-recurring losses (or gains). The Committee may, in good faith, establish such rules and policies as necessary or appropriate for the calculation of EBITDA pursuant to the formula set forth above for purposes of the Plan.

               "Employee" means an employee of Parent or any Subsidiary.

               "Exchange Act" means the Securities Exchange Act of 1934, as the same may be amended, and the rules and regulations promulgated thereunder.

               "Equity Unit" means any right granted under Section 6 of the Plan.

               "Fair Market Value" means, with respect to a Common Share or other security of Parent, as of the date of determination, (i) if on the date of determination such Common Shares or securities are Publicly Traded, the average of the reported high and low sale prices of a Common Share or such other security on such exchange or market as is the principal trading market for such Common Shares or securities on the date of such determination (or, if such date is not a trading date, the last preceding trading date) and (ii) if on the date of determination such Common Shares or securities are not Publicly Traded, the amount determined as of the close of the calendar quarter immediately preceding the date of determination pursuant to the following formula: the quotient of (x)(A) a multiple of 6.3 times the last 12 months' EBITDA, minus (B) the sum of the consolidated debt of Parent and the accreted value of all outstanding preferred stock of Parent, plus (C) a multiple of 9.0 times the last 12 months' equity in net income of Subsidiaries of of Parent, divided by (y) the aggregate number of shares of all classes of common stock of Parent outstanding, determined on a fully diluted basis, as of the close of the calendar quarter immediately preceding the date of determination.

               "Insilco" means Insilco Corporation, a Delaware corporation.

               "Investors' Agreement" means the Investors' Agreement dated as of August 17, 1998 among (i) Parent and (ii) DLJ Merchant Banking Partners II, L.P., a Delaware limited partnership ("DLJMB"), DLJ Offshore Partners II, C.V., a Netherlands Antilles limited partnership, DLJ Merchant Banking Partners II-A, L.P., a Delaware limited partnership, DLJ Diversified Partners, L.P., a Delaware limited partnership, DLJ Diversified Partners-A, L.P., a Delaware limited partnership, DLJ EAB Partners, L.P., a Delaware limited partnership, DLJ Millennium Partners, L.P., a Delaware limited partnership, DLJ Millennium Partners-A, L.P., a Delaware limited partnership, DLJMB Funding II, Inc., a Delaware corporation, UK Investment Plan 1997 Partners, a Delaware partnership, DLJ First ESC, L.P., a Delaware limited partnership and DLJ ESC II, L.P., a Delaware limited partnership, (each of the foregoing, a "DLJ Entity", and collectively, the "DLJ Entities"), and 399 Venture Partners, Inc., a wholly owned subsidiary of CitiBank, N.A. ("CVC").

               "Parent" means Insilco Holding Co., a Delaware corporation.

               "Participant" means any Employee receiving an Equity Unit under the Plan.

               "Permitted Transferee" means, for purposes of this Plan:

          (i) in the case of any DLJ Entity, (A) any other DLJ Entity, (B) any general or limited partner of any DLJ Entity (a "DLJ Partner"), and any Affiliated Employee Benefit Trust or Person that is an Affiliate of any DLJ Partner (collectively, the "DLJ Affiliates"), (C) any managing director, general partner, director, limited partner, officer or employee of any DLJ Entity or of any DLJ Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing persons referred to in this clause (C) (collectively, "DLJ Associates"),
     (D) a trust, the beneficiaries of which, or a corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include only DLJ Entities, DLJ Affiliates, DLJ Associates, their spouses or their lineal descendants or (E) a voting trustee for one or more DLJ Entities, DLJ Affiliates or DLJ Associates under the terms of a voting trust designed to conform with the requirements of the Insurance Law of the State of New York; and

          (ii) in the case of CVC, (A) any nominee or trustee for or any general or limited partner or shareholder of CVC, and any Person that is an Affiliate of CVC (collectively, the "CVC Affiliates"), (B) any managing director, general partner, limited partner, employee, officer or director of CVC or a CVC Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (B) (collectively, "CVC Associates"), (C) a "Co-Investment Scheme" being a scheme under which certain officers, employees or partners of CVC or of its adviser or manager are entitled (as individuals or through a body corporate or any other vehicle) to acquire Common Shares which CVC would otherwise acquire and a Co-Investment Scheme which holds Common Shares for a body corporate or other vehicle may Transfer their Common Shares to another body corporate or another vehicle which holds or is to hold Common Shares for the Co-Investment Scheme or the officers, employees or partners entitled to the Common Shares under the Co-Investment Scheme and (D) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, stockholders, members or general or limited partners of which include only CVC, CVC Affiliates, CVC Associates, their spouses or their lineal descendants.

               "Person" means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "Plan" means this Insilco Holding Co. and Insilco Corporation Equity Unit Plan.

               "Preferred Share" means a share of capital stock of Parent having the features and rights described in Exhibit B hereto.

               "Public Offering" means an underwritten public offering of Registrable Securities of Parent occurring after August 17, 1998 pursuant to an effective registration statement under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form).

               "Publicly Traded" means, with respect to any security, that (i) the security is of a class that is listed or quoted for trading on a national exchange or NASDAQ or a similar national trading or quotation system and (ii) the aggregate market capitalization with respect to such class of securities, based on last sale price or last quoted asked price reported on such exchange or trading system, is $25,000,000.00, excluding all shares of such class of securities beneficially owned by any DLJ Affiliate or any CVC Affiliate or any employee of Parent or Insilco.

               "Registrable Securities" means at any time any Common Shares or Warrants and any securities issued or issuable in respect of such Common Shares or Warrants by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise until (i) a registration statement covering such Common Shares or Warrants has been declared effective by the SEC and such Common Shares or Warrants have been disposed of pursuant to such effective registration statement, (ii) such Common Shares or Warrants are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) such Common Shares or Warrants are otherwise transferred, Parent has delivered a new certificate or other evidence of ownership for such Common Shares or Warrants not bearing the legend required pursuant to the Investors' Agreement and such Common Shares or Warrants may be resold without subsequent registration under the Securities Act.

               "Securities Act" means the Securities Act of 1933, as the same may be amended, and the rules and regulations promulgated thereunder.

               "Significant Event" means the first to occur of:

          (i) any "person" (as such term is used in Section 3(a)(9) and 13(d)(3) of the Exchange Act) other than (A) the DLJ Entities, CVC and/or their respective Permitted Transferees or (B) any "group" (within the meaning of such Section 13(d)(3)) of which any of the DLJ Entities, CVC and/or any of their respective Permitted Transferees is a part, acquires, directly or indirectly, by virtue of the consummation of any purchase, merger or other combination, securities of Parent representing more than 50% of the combined voting power of Parent's then outstanding voting securities entitled to vote with respect to matters submitted to a vote of the stockholders generally;

          (ii) the consummation of a Public Offering which results in the DLJ Entities, CVC, and/or their respective Permitted Transferees ceasing to have beneficial ownership of securities of Parent representing, in the aggregate, at least 45% of the combined voting power of Parent's then outstanding voting securities entitled to vote with respect to matters submitted to a vote of the stockholders generally;

          (iii) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such date whose election, or nomination for election by Parent's shareholders, was approved by a vote of at least two-thirds ( 2/3) of the directors then comprising the Incumbent Board shall be, for purposes of this clause (iii), considered as though such person were a member of the Incumbent Board;

          (iv) the approval by the shareholders of Parent of a plan or agreement providing (A) for a merger or consolidation of Parent other than with a wholly-owned subsidiary and other than a merger or consolidation that would result in the voting securities of Parent outstanding immediately prior thereto continuing to represent (either by remaining outstanding or be being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Parent or such surviving entity outstanding immediately after such merger or consolidation, or (B) for a plan of complete liquidation of Parent. If any of the events enumerated in this paragraph (iv) occurs, the Board shall determine the effective date of the Significant Event resulting therefrom for purposes of this Agreement;

          (v) a sale or transfer by Parent or any of its Subsidiaries of more than 50%, in value, all of the consolidated assets of Parent and its Subsidiaries to an entity which is not an Affiliate of Parent prior to such sale or transfer;

          (vi) August 17, 2008; or

          (vii) any other event or circumstance determined by the Board to constitute a Significant Event.

               "Stockholder" means each Person (other than Parent) who shall be a party to or bound by the Investors' Agreement, whether in connection with the execution and delivery thereof, pursuant to Section 3.03 or Section 6.05 thereof, or otherwise, so long as such Person shall beneficially own any Company securities.

               "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

               "Termination Date" means, with respect to an Employee, the last date on which the Employee performs services for Parent and its Subsidiaries in exchange for compensation as an employee.

               "Warrants" means the warrants issued by Parent to Stockholders for the purchase of an aggregate of 110,453 Common Shares (subject to adjustment as provided for herein).

               Section 3.  Administration.

           (a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan, applicable law and contractual restrictions affecting Parent, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the number of Equity Units to be awarded, or with respect to which payments, rights, or other matters are to be calculated; (iii) determine the method or methods by which Equity Units may be settled; (iv) determine whether, to what extent, and under what circumstances cash or Preferred Shares payable with respect to Equity Units shall be deferred if requested by the holder thereof;
(v) interpret and administer the Plan and any instrument or agreement relating to, or Equity Unit granted under, the Plan; (vi) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

           (b) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Equity Unit shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including Parent, any Subsidiary, any Participant, any holder or beneficiary of any Equity Unit, any shareholder and any Employee.

               Section 4.  Equity Units Available for Awards.

           (a)  Equity Units Available. Subject to adjustment as provided in
Section 4(b) and 4(c), the number of Equity Units which may be granted under the Plan shall be 88,194.

           (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Shares or other securities of Parent, issuance of warrants or other rights to purchase Common Shares or other securities of Parent, or other similar corporate transaction or event affects the Common Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in good faith and in such manner as it may deem equitable, adjust the number of (i) Equity Units available under the Plan, (ii) Equity Units outstanding and (iii) Preferred Shares (or number and kind of other securities or property) available for settlement of Equity Units.

           (c)  Sources of Preferred Shares Deliverable Under Equity Units.
Any Preferred Shares delivered pursuant to settlement of an Equity Unit may consist, in whole or in part, of authorized and unissued Preferred Shares or of treasury Preferred Shares.

               Section 5. Eligibility. Any Employee, including any officer or employee-director of Parent or any Subsidiary shall be eligible to be designated a Participant.

               Section 6.  Equity Units.

           (a) Grant. Subject to (i) execution of an Award Agreement by Parent and an Employee and (ii) compliance with such other conditions as the Committee shall in its sole discretion require, such Employee shall be granted the number of Equity Units set forth opposite such Employee's name on Exhibit C hereto. Subject to earlier termination pursuant to Section 7, each such Equity Unit shall be canceled and settled as set forth in Section 6(b). Additional Employees may be granted Equity Units available under the Plan as determined by the Committee.

           (b)  Vesting. All Equity Units shall be 100% vested.

           (c) Settlement of Equity Units. Each Equity Unit held by a Participant shall be canceled upon the earlier of the occurrence of a Significant Event or the Participant's Termination Date in exchange for the applicable amount set forth below (the "Equity Unit Settlement Amount") paid in method and form described below:

          (i) Significant Event. Within 30 days after the occurrence of a Significant Event, each Equity Unit held by a Participant shall be canceled in exchange for the payment to the Participant of an amount equal to the Fair Market Value of a Common Share as of the date of such Significant Event, less any withholdings under Section 8(d).

          (ii) Termination of Employment Other than for Cause. If a Participant's employment with Parent and its Subsidiaries is terminated by reason of the Participant's resignation, retirement, disability or death or a termination by Parent for any reason other than Cause, each Equity Unit held by the Participant shall be canceled in exchange for payment to the Participant (or, in the case of the Participant's death, to the Participant's estate) within 30 days after such termination, of the Fair Market Value of a Common Share as of the Participant's Termination Date, less any withholding under Section 8(d).

          (iii) Termination of Employment For Cause. If a Participant's employment with Parent and its Subsidiaries is terminated by Parent for Cause, each Equity Unit held by the Participant shall be canceled in exchange for payment to the Participant within 30 days after such termination of the lesser of (x) the Fair Market Value of a Common Share as of the Participant's Termination Date, or (y) $45.00, less any withholding under Section 8(d).

          (iv) Form of Payment. With respect to payments under this Section 6, the Committee shall determine in its sole discretion whether Equity Units held by a Participant shall be settled in cash paid by Insilco or Preferred Shares issued by Parent or a combination of cash paid by Insilco and Preferred Shares issued by Parent; provided that the Participant (or in the event of the Participant's death, the executor or administrator of the Participant's estate) shall be entitled to elect that at least 50% of the value of the Participant's Equity Units must be settled in cash paid by Insilco; provided further, however, that if Insilco is effectively prohibited from settling the Equity Units in cash under the terms of any agreement to which Parent or Insilco is a party, or any of the indentures governing any debt securities issued by Parent, Insilco or any other Subsidiary of Parent, settlement may be effected through a promissory note issued by Insilco having such commercially reasonable terms as may be determined by Insilco in its reasonable discretion and an interest rate equal to the interest rate that would be payable by Insilco on a loan taken as of the date of the issuance of such note under any then current bank revolving credit facility or, if no such facility is then in place, an interest rate equal to the rate payable by Parent or Insilco on incremental borrowing from a commercial bank at the time of issuance of such note, and provided further that in any event such note shall become due at such time as the prohibitions described above shall lapse.


           (d) Prior Taxability. If the Internal Revenue Service finally determines that a Participant must recognize taxable income in connection with the Participant's cancellation and termination of unexercised option rights under the Insilco Corporation 1993 Long-Term Incentive Stock Option Plan and the related grant of Equity Units under the Plan, such Participant shall be entitled to elect to cancel a sufficient number of Equity Units to satisfy the related tax liability. The Equity Units shall be canceled in exchange for a cash payment by Insilco to such Participant within 30 days after the Participant's written notice of the final determination of the Internal Revenue Service is received by the Committee in an amount equal to the Fair Market Value of a Common Share on the date of such notice.

               Section 7.  Amendment and Termination.

           (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time subject to Section 7(b); provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

           (b) Amendments to Equity Units. Subject to the terms of the Plan and applicable law, the Committee may at any time waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Equity Unit theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Equity Unit theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

                Section 8.  General Provisions.

           (a) Nontransferability. No Equity Unit shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution.

           (b) No Rights to Equity Units. No Employee, or other Person shall have any claim to be granted any Equity Units, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Equity Units. The terms and conditions of Equity Units need not be the same with respect to each recipient.

           (c) Preferred Share Certificates. In the event any Equity Units are settled in Preferred Shares, certificates issued in respect of such Preferred Shares shall, unless the Committee otherwise determines, be registered in the name of the Participant. Such stock certificate shall carry such appropriate legends, and such written instructions shall be given to Parent's transfer agent, as may be deemed necessary or advisable by counsel to Parent in order to comply with the requirements of the Securities Act, any state securities laws or any other applicable laws. All such certificates for Preferred Shares or other securities delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission or any stock exchange upon which such Preferred Shares or other securities are then listed and any applicable laws or rules or regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

           (d) Withholding. A Participant may be required to pay to Parent or any Subsidiary, and Parent or any Subsidiary shall have the right and is hereby authorized to withhold from any payment due or transfer made under any Equity Units or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Preferred Shares, other securities, or other property) of any applicable withholding taxes in respect of an Equity Unit, and to take such other action as may be necessary in the opinion of Parent to satisfy all obligations for the payment of such taxes. The Committee may, in its sole discretion, provide for additional cash payments to holders of Equity Units to defray or offset any tax liability related to the Equity Units.

           (e) Award Agreements. Each grant of Equity Units hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Equity Units and any rules applicable thereto.

           (f) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent Parent or any Subsidiary from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of equity units, options, restricted stock, Common Shares and other types of awards (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

           (g) No Right to Employment. The grant of Equity Units shall not be construed as giving a Participant the right to be retained in the employ or service of Parent or any Subsidiary or interfere in any way with the right of Parent or any Subsidiary to terminate his or her employment at any time, subject to any obligations under any Employment Agreement covering the Participant.

           (h) Rights as a Stockholder. No Participant or holder or beneficiary of any Equity Units shall have any rights as a stockholder with respect to any Preferred Shares unless and until he or she has become the holder of such Preferred Shares.

           (i) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

           (j) Severability. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Equity Unit, or would disqualify the Plan or any Equity Unit under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Equity Unit and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

           (k) Other Laws. The Committee may refuse to issue or transfer any Equity Units, Preferred Shares or other consideration under the Plan if, acting in its sole discretion, it determines that the issuance or transfer of such Equity Units, Preferred Shares or such other consideration violates any applicable law or regulation or entitle Parent to recover the same under
Section 16(b) of the Exchange Act, and any payment tendered to Parent by a Participant in connection therewith shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, the granting and settlement of Equity Units hereunder shall not be construed as an offer to sell securities of Parent, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

           (l) No Trust or Fund Created. Neither the Plan nor the granting and settlement of any Equity Unit shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Parent or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from Parent or any Subsidiary hereunder, such right shall be no greater than the right of any unsecured general creditor of Parent or any Subsidiary.

           (m) No Fractional Preferred Shares. No fractional Preferred Shares shall be issued or delivered pursuant to the Plan, and the Committee shall determine whether cash or other securities or other property shall be paid or transferred in lieu of any fractional Preferred Shares or whether such fractional Preferred Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

           (n) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

               Section 9.  Term of the Plan.

           (a) Effective Date. The Plan shall be effective as of August 17, 1998, subject to approval by the shareholders of Parent. Equity Units may be granted hereunder prior to such shareholder approval subject in all cases, however, to such approval.

           (b) Expiration Date. The Plan shall terminate and be of no further force or effect as of the date all payments due under the Plan have been made.


                                                                     Exhibit A


                            FORM OF AWARD AGREEMENT

                                AWARD AGREEMENT

                                Pursuant To The

                              INSILCO HOLDING CO.
                                      AND
                              INSILCO CORPORATION
                               EQUITY UNIT PLAN

               THIS AGREEMENT is made as of the 17th day of August, 1998, between Insilco Holding Co., a Delaware corporation (the "Parent"), Insilco Corporation, a Delaware corporation (the "Insilco"), and Participant~ (the "Participant").

               WHEREAS, Parent has adopted the Insilco Holding Co. and Insilco Co. Equity Unit Plan (the "Plan"), which Plan is incorporated herein by reference and made a part of this Equity Unit Agreement (the "Agreement"). Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

               WHEREAS, Parent and Insilco have determined that it would be in the best interests of Parent and its stockholders and Insilco to grant the Equity Units provided for herein to the Participant pursuant to the Plan and the terms set forth herein as an inducement to the Participant to remain in the employment of Insilco and as an increased incentive to contribute to the future success and prosperity of Parent and Insilco.

               NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

            1. Grant of Equity Units. The Participant shall be credited with Equity Units~ Equity Units in accordance with Exhibit C of the Plan.

            2. Vesting of Equity Units. All Equity Units granted hereunder shall be 100% vested.

            3.  Settlement of Equity Units.

           (a) Significant Event. Within 30 days after the occurrence of a Significant Event, each Equity Unit held by the Participant shall be canceled in exchange for Parent's payment to the Participant of an amount equal to the Fair Market Value of a Common Share on the date of such Significant Event, less any applicable income tax and FICA withholdings.

           (b) Termination of Employment Other than for Cause. If the Participant's employment with Parent and its Subsidiaries is terminated by reason of the Participant's resignation, retirement, disability or death or a termination by Parent for any reason other than Cause, each Equity Unit held by the Participant shall be canceled in exchange for Parent's payment to the Participant (or, in the case of the Participant's death, to the Participant's estate) within 30 days after such termination, of the Fair Market Value of a Common Share as of the Termination Date, less applicable income tax and FICA withholding.

           (c) Termination of Employment For Cause. If the Participant's employment with Parent and its Subsidiaries is terminated by Parent for Cause, each Equity Unit held by the Participant shall be canceled in exchange for payment by Parent to the Participant within 30 days after such termination of the lesser of (x) the Fair Market Value of a Common Share as of the Termination Date, or (y) $45.00, less applicable income tax and FICA withholding.

           (d) Form of Payment. With respect to payments under Sections 3(a), 3(b) or 3(c), the Committee shall determine in its sole discretion whether an Equity Unit shall be settled in cash, Preferred Shares or a combination of cash and Preferred Shares; provided that the Participant shall be entitled to elect that at least 50% of the value of the Equity Units must be settled in cash; provided further, however, that if Parent is effectively prohibited from settling the Equity Units in cash under the terms of any agreement to which Parent is a party, or any of the indentures governing any debt securities issued by Parent or any of its Subsidiaries, settlement may be effected through a promissory note having such commercially reasonable terms as may be determined by Parent in its reasonable discretion and an interest rate equal to the interest rate that would be payable by Parent on a loan taken by Parent as of the date of the issuance of such note under Parent's then current bank revolving credit facility or, if no such facility is then in place, an interest rate equal to the rate payable by Parent on incremental borrowing from a commercial bank at the time of issuance of such note, and provided further that in any event such note shall become due at such time as the prohibitions described above shall lapse.

               (e) Prior Taxability. If the Internal Revenue Service finally determines that the Participant must recognize taxable income in connection with the Participant's cancellation and termination of unexercised option rights under the Insilco Corporation 1993 Long-Term Incentive Stock Option Plan and the related grant of Equity Units under the Plan, the Participant shall be entitled to elect to cancel a sufficient number of Equity Units to satisfy the related tax liability. The Equity Units shall be cancelled in exchange for a cash payment by Insilco to the Participant within 30 days after the Participant's written notice of the final determination of the Internal Revenue Service is received by the Committee in an amount equal to the Fair Market Value of a Common Share on the date of such notice.

            4. Withholding. Any amount payable to the Participant pursuant to this Agreement shall be subject to withholding for income and other applicable taxes. If an amount required to be withheld is in excess of any amount payable to the Participant or is required in the absence of any payment to the Participant, the Participant shall, upon demand of Parent or any Subsidiary pay to it or its Subsidiary such amount as may be demanded for the purpose of satisfying its liability to withhold for such taxes. Parent or any Subsidiary shall have the right and is hereby authorized to withhold from any payment due or transfer made under any Equity Units or from any compensation or other amount owing to the Participant the amount (in cash, Common Shares, other securities, or other property) of any applicable withholding taxes in respect of an Equity Unit, and to take such other action as may be necessary in the opinion of Parent to satisfy all obligations for the payment of such taxes. Nothing contained in this Agreement or the Plan or in any communication by Parent, its Subsidiaries or any of their respective representatives has been or shall be interpreted by the Participant or any other party as a representation, guarantee or other undertaking on the part of Parent as to the treatment of the Equity Units under the Code or under any tax laws or regulations of any State, municipality or other jurisdiction, and the Participant shall be solely liable for all taxes and withholding payable in respect of the Equity Units granted hereunder.

            5. Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Shares or other securities of Parent, issuance of warrants or other rights to purchase Common Shares or other securities of Parent, or other similar corporate transaction or event affects the Common Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available hereunder, then the Committee shall, in good faith and in such manner as it may deem equitable, adjust the number of (i) Equity Units granted hereunder and (ii) Preferred Shares available for settlement of such Equity Units under the Plan.

            6. Nontransferability. No Equity Unit shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant, except by will or the laws of descent and distribution, and any attempt to do so shall be void.

            7. No Stockholder Rights. This Agreement shall not be construed as giving the Participant any rights as a stockholder of any Preferred Shares, and the Participant shall not have any rights as a stockholder with respect to any Preferred Shares that may be issued in settlement of any Equity Unit unless and until the Committee determines, in its sole discretion, to settle any such Equity Unit in Preferred Shares and such Preferred Shares are issued in the Participant's name.

            8. No Right to Employment. The grant of Equity Units shall not be construed as giving the Participant the right to be retained in the employ or service of Parent or any Subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of Parent or any Subsidiary to terminate the Participant's employment at any time, subject to any obligations under any Employment Agreement covering the Participant.

            9. Participant Bound by the Plan. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and provisions thereof. This Agreement shall be construed in accordance and consistent with, and subject to, the terms of the Plan (the provisions of which are incorporated herein by reference).

           10. Notices. All notices hereunder to the party shall be delivered or mailed to the following addresses:

                  If to Parent:

                  Insilco Holding Co.
                  c/o DLJ Merchant Banking Partners II, L.P.
                  277 Park Avenue
                  New York, New York  10172
                  Attention: William Dawson
                  Fax: (212) 892-7272

                  and

                  Insilco Holding Co.
                  425 Metro Place North,
                  5th Floor
                  Dublin, Ohio 43017
                  Attention: General Counsel
                  Fax: (614) 791-3195

                  with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York  10017
                  Attention: John W. Buttrick
                  Fax:  (212) 450-4800

or to such other address or telecopy number and with such other copies as such party may hereafter specify for the purpose of notice.

               If to the Participant, to the last known address of the Participant in the records of Parent and with a copy to:

                  Baker & Hostetler LLP
                  65 East State Street, Suite 2100
                  Columbus, Ohio 43215-4260
                  Attention: Richard J. Helmreich
                  Fax:  (614) 462-2616.

               Such addresses for the service of notices may be changed at any time provided notice of such change is furnished in advance to the other party.

           11. Modification of Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

           12. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

           13. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

           14. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to Parent. This Agreement shall inure to the benefit of the Participant's legal representatives. All obligations imposed upon the Participant and all rights granted to Parent under this Agreement shall be final, binding and conclusive upon the Participant's heirs, executors, administrators and successors.

           15. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be resolved by determination of the Committee. Any determination made hereunder shall be final, binding and conclusive on the Participant and Company for all purposes.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                    INSILCO HOLDING CO.


                                    By:
                                       ------------------------------
                                       Name:
                                       Title:


                                    INSILCO CORPORATION


                                    By:
                                       ------------------------------
                                       Name:
                                       Title:


                                    Participant:


                                    --------------------------------
                                    Name: Participant Signature


                                                                     Exhibit B


                                 DESCRIPTION OF
                                PREFERRED SHARES
                                    OF PARENT

            (1) Par Value. The "Par Value" of each Preferred Share shall be equal to the Equity Unit Settlement Amount of the Equity Unit in respect of which such Preferred Share is issued.

            (2) Rank. The Preferred Shares shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank prior to all classes of or series of common stock of Parent, including Parent's Common Shares and each other class of capital stock of Parent the terms of which provide that such class shall rank junior to the Preferred Shares or the terms of which do not specify any rank relative to the Preferred Shares, other than the shares (the "Senior Preferred Shares") described in that certain Certificate of Designations, Preferences and Rights of 15% Senior Exchangeable Preferred Stock Due 2010 of Parent dated August 17, 1998 (the "Senior Preferred Certificate of Designation"), which shall rank prior to and senior to the Preferred Shares. All equity securities of Parent to which the Preferred Shares rank prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Shares, are collectively referred to herein as the "Junior Securities." All equity securities of Parent with which the Preferred Shares ranks on a parity
(whether with respect to dividends or upon liquidation, dissolution or winding up) are collectively referred to herein as the "Parity Securities." The respective definitions of Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities and Parity Securities, as the case may be.

            (3) Dividends. (a)(i) The holders of shares of Preferred Shares shall be entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of dividends, dividends (subject to paragraphs 3(a)(ii) and (iii) below) at a rate equal to 15% per annum (on the basis of a 360 day year) (the "Dividend Rate") on the Liquidation Value of each share of Preferred Shares on and as of the most recent Dividend Payment Date (as defined below). In the event Parent is unable or shall fail to discharge its obligation to pay any amount owing in dividends on any Preferred Share, the Dividend Rate shall increase by .25 percent per quarter (each, a "Default Dividend") for each quarter or portion thereof that such dividends remain in arrears, provided that the aggregate increase shall not exceed 5%. Such dividends shall be payable in the manner set forth below in paragraphs 3(a)(ii) and (iii) quarterly on January 31, April 30, July 31 and October 31 of each year (unless such day is not a business day, in which event on the next succeeding business day) (each of such dates being a "Dividend Payment Date" and each such quarterly period being a "Dividend Period"). Such dividends shall be cumulative from the date of issue, whether or not in any Dividend Period or Periods there shall be funds of Parent legally available for the payment of such dividends.

                  (ii) Prior to the fifth anniversary date of the issuance of each Preferred Share (the "Cash Pay Date"), dividends shall not be payable in cash to the holder of such Preferred Share but shall, subject to paragraph 3(b) hereof, accrete to the Liquidation Value in accordance with paragraph 4(a) hereof.

                  (iii) Following the Cash Pay Date, each such dividend shall be payable in cash on the Liquidation Value per share of the Preferred Shares, in equal quarterly amounts (to which the Default Dividend, if any, shall be added), to the holders of record of shares of the Preferred Shares, as they appear on the stock records of Parent at the close of business on such record dates, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed by the Board. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board.

            (b) Holders of shares of Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the cumulative dividends, as herein provided, on the Preferred Shares. Except as provided in this Section 3, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Preferred Shares that may be in arrears.

            (c) So long as any shares of the Preferred Shares are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities, for any period unless (to the extent such dividends are payable in cash) full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of Parity Securities. When (to the extent such dividends are payable in cash) dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Preferred Shares and all dividends declared upon any other class or series of Parity Securities shall (in each case, to the extent payable in cash) be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Preferred Shares and accumulated and unpaid on such Parity Securities.

            (d) So long as any shares of the Preferred Shares are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Shares made for purposes of an employee incentive or benefit plan of Parent or any subsidiary) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as a "Junior Securities Distribution") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by Parent, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of the Preferred Shares and any other Parity Securities shall (to the extent payable in cash) have been paid or set apart for payment for all past Dividend Periods with respect to the Preferred Shares and all past dividend periods with respect to such Parity Securities and (ii) (to the extent payable in cash) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Preferred Shares and the current dividend period with respect to such Parity Securities.

            (4) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of Parent, whether voluntary or involuntary, before any payment or distribution of the assets of Parent (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Preferred Shares shall be entitled to receive an amount equal to the Liquidation Value of such share plus any accrued and unpaid cash dividends to the date of distribution. "Liquidation Value" on any date means, with respect to (x) any share of Preferred Shares, the sum of (1) the Par Value of such Preferred Share and (2) the aggregate of all dividends accreted on such share until the most recent Dividend Payment Date upon which an accretion to Liquidation Value has occurred (or if such date is a Dividend Payment Date upon which an accretion to Liquidation Value has occurred, such date), provided that in the event of an actual liquidation, dissolution or winding up of Parent or the redemption of any shares of Preferred Shares pursuant to paragraph 6 hereunder, the amount referred to in (2) shall be calculated by including dividends accreting to the actual date of such liquidation, dissolution or winding up or the redemption date, as the case may be, rather than the Dividend Payment Date referred to above. All accretions to Liquidation Value will be calculated using compounding on a quarterly basis. Except as provided in the preceding sentences, holders of Preferred Shares shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of Parent. If, upon any liquidation, dissolution or winding up of Parent, the assets of Parent, or proceeds thereof, distributable among the holders of the shares of Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of Preferred Shares and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Preferred Shares and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph (4), (i) a consolidation or merger of Parent with one or more corporations, or (ii) a sale or transfer of all or substantially all of Parent's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of Parent.

            (b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Preferred Shares, as provided in this paragraph (4), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Shares shall not be entitled to share therein.

            (5) Perpetual Term. Unless redeemed or exchanged as provided below in paragraphs (6), (7) and (8), the Preferred Shares shall have a perpetual term.

            (6) Redemption. (a) Redemption At the Option of Parent. To the extent Parent shall have funds legally available for such payment, Parent may, at its option, redeem Preferred Shares, at any time in whole but not in part, at the applicable Liquidation Value of each such Preferred Share.

            (b) Redemption In the Event of a Change of Control. In the event of a Change of Control, Parent shall, to the extent it shall have funds legally available for such payment, offer to redeem all of the Preferred Shares then outstanding, and shall redeem the Preferred Shares of any holder of such shares that shall consent to such redemption, upon a date no later than 30 days following the Change in Control, at a redemption price per share equal to 101% of the Liquidation Value, in cash.

            "Change of Control" means such time as: (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act, other than any person or group comprised solely of the Initial Investors, has become the beneficial owner, by way of merger, consolidation or otherwise, of 50% or more of the voting power of all classes of voting securities of Parent, and such person or group has become the beneficial owner of a greater percentage of the voting power of all classes of voting securities of Parent than that beneficially owned by the Initial Investors; or (b) a sale or transfer of all or substantially all of the assets of Parent to any person or group (other than any group consisting solely of the Initial Investors or their affiliates) has been consummated; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board
(together with any new directors whose election was approved by a vote of a majority of the directors then still in office, who either were directors at the beginning of such period or whose election or nomination for the election was previously so approved) cease for any reason to constitute a majority of the directors of Parent, then in office. "Initial Investors" means the Stockholders (determined as of the issuance of the Preferred Stock) and their Permitted Transferees, each as defined in the Investors' Agreement.

            (c) Status of Redeemed Shares. Preferred Shares which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of the preferred stock; provided that no such issued and reacquired Preferred Shares shall be reissued or sold as Preferred Shares.

            (d) Failure to Redeem. If Parent is unable or shall fail to discharge its obligation to redeem all outstanding Preferred Shares pursuant to paragraph (6)(b) (a "Mandatory Redemption Obligation"), such Mandatory Redemption Obligation shall be discharged as soon as Parent is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Preferred Shares shall not be fully discharged, Parent shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Preferred Shares) or (ii) in accordance with paragraph 3(d), declare or make any Junior Securities Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

            (e) Failure to Pay Dividends. Notwithstanding the foregoing provisions of this paragraph (6), unless full cumulative cash dividends (whether or not declared) on all outstanding Preferred Shares shall have been paid or contemporaneously are declared and paid or set apart for payment for all dividend periods terminating on or prior to the applicable redemption date, none of the Preferred Shares shall be redeemed, and no sum shall be set aside for such redemption, unless Preferred Shares are redeemed pro rata.

            (7) Procedure for Redemption. (a) In the event Parent shall redeem Preferred Shares pursuant to paragraph 6(a), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of Parent; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any Preferred Share to be redeemed except as to the holder to whom Parent has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date;
(ii) the number of Preferred Shares to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

            (b) In the case of any redemption pursuant to paragraph 6(a) hereof, notice having been mailed as provided in paragraph 7(a) hereof, from and after the redemption date (unless default shall be made by Parent in providing money for the payment of the redemption price of the shares called for redemption), dividends on the Preferred Shares so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of Parent (except the right to receive from Parent the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), such share shall be redeemed by Parent at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

            (c) In the case of a redemption pursuant to paragraph 6(b) hereof, notice of such redemption shall be given by first class mail, postage prepaid, mailed not more than 10 days following the occurrence of the Change of Control and not less than 20 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of Parent; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any Preferred Share to be redeemed except as to the holder to whom Parent has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) that a Change of Control has occurred; (ii) the redemption date;
(iii) the redemption price; (iv) that such holder may elect to cause Parent to redeem all or any of the Preferred Shares held by such holder; (v) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (vi) that dividends on the shares the holder elects to cause Parent to redeem will cease to accrue on such redemption date.

            Upon receipt of such notice, the holder shall, within 20 days of receipt thereof, return such notice to Parent indicating the number of Preferred Shares such holder shall elect to cause Parent to redeem, if any.

            (d) In the case of a redemption pursuant to paragraph 6(b) hereof, notice having been mailed as provided in paragraph 7(c) hereof, from and after the redemption date (unless default shall be made by Parent in providing money for the payment of the redemption price of the shares called for redemption), dividends on such Preferred Shares as the holder elects to cause Parent to redeem shall cease to accrue, and all rights of the holders thereof as stockholders of Parent (except the right to receive from Parent the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), such share shall be redeemed by Parent at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

            (8) Exchange. (a) Subject to the provisions of this paragraph (8) Parent may, at its option, at any time and from time to time on any Dividend Payment Date, exchange, to the extent it is legally permitted to do so, all, but not less than all, outstanding (and fractional) Preferred Shares, for Exchange Debentures, provided that (i) on or prior to the date of exchange Parent shall have paid to or declared and set aside for payment to the holders of outstanding Preferred Shares all accrued and unpaid cash dividends on Preferred Shares through the exchange date in accordance with the next succeeding paragraph; (ii) no event of default under the indenture (as defined in such indenture) governing the Exchange Debentures shall have occurred and be continuing; and (iii) no Preferred Shares are held on such date by the DLJMB Funds or any of their Affiliates, or any of their Permitted Transferees. The principal amount of Exchange Debentures deliverable upon exchange of a Preferred Share, adjusted as hereinafter provided, shall be determined in accordance with the Exchange Ratio (as defined below).

            Cash dividends on any Preferred Shares exchanged for Exchange Debentures which have accrued but have not been paid as of the date of exchange shall be paid in cash. In no event shall Parent issue Exchange Debentures in denominations other than $1,000 or in an integral multiple thereof. Cash will be paid in lieu of any such fraction of an Exchange Debenture which would otherwise have been issued (which shall be determined with respect to the aggregate principal amount of Exchange Debentures to be issued to a holder upon any such exchange). Interest will accrue on the Exchange Debentures from the date of exchange.

            Prior to effecting any exchange hereunder, Parent shall appoint a trustee to serve in the capacity contemplated by an indenture between Parent and such trustee, containing customary terms and conditions.

            The Exchange Ratio shall be, as of any Dividend Payment Date, $1.00 (or fraction thereof) of principal amount of Exchange Debenture for each $1.00 of Liquidation Value of Preferred Shares held by a holder on the applicable exchange date.

            "Exchange Debentures" shall have the meaning set forth in the Senior Preferred Shares Certificate of Designation.

            (b) Procedure for Exchange. (i) In the event Parent shall exchange Preferred Shares, notice of such exchange shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the exchange date, to each holder of record of the shares to be exchanged at such holder's address as the same appears on the stock register of Parent; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the exchange of any Preferred Shares to be exchanged except as to the holder to whom Parent has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (A) the exchange date; (B) the number of Preferred Shares to be exchanged and, if fewer than all the shares held by such holder are to be exchanged, the number of shares to be exchanged from such holder; (C) the Exchange Ratio; (D) the place or places where certificates for such shares are to be exchanged for notes evidencing the Exchange Debentures to be received by the exchanging holder; and (E) that dividends on the shares to be exchanged will cease to accrue on such exchange date.

                  (ii) Prior to giving notice of intention to exchange, Parent shall execute and deliver with a bank or trust company selected by Parent an indenture containing customary terms and conditions. Parent will cause the Exchange Debentures to be authenticated on the Dividend Payment Date on which the exchange is effective, and will pay interest on the Exchange Debentures at the rate and on the dates specified in such indenture from the exchange date.

                  Parent will not give notice of its intention to exchange
            under paragraph 8(b)(i) hereof unless it shall file at the place or places (including a place in the Borough of Manhattan, The City of New York) maintained for such purpose an opinion of counsel
            (who may be an employee of Parent) to the effect that (i) the indenture has been duly authorized, executed and delivered by Parent, has been duly qualified under the Trust Indenture Act of 1939 (or that such qualification is not necessary) and constitutes a valid and binding instrument enforceable against Parent in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and subject to such other qualifications as are then customarily contained in opinions of counsel experienced in such matters), (ii) the Exchange Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the indenture and delivered in exchange for the Preferred Shares, will constitute valid and binding obligations of Parent entitled to the benefits of the indenture (subject as aforesaid), (iii) neither the execution nor delivery of the indenture or the Exchange Debentures nor compliance with the terms, conditions or provisions of such instruments will result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or agreement or instrument, known to such counsel, to which Parent or any of its subsidiaries is a party or by which it or any of them is bound, or any decree, judgment, order, rule or regulation, known to such counsel, of any court or governmental agency or body having jurisdiction over Parent and such subsidiaries or any of their properties, (iv) the Exchange Debentures have been duly registered for such exchange with the Securities and Exchange Commission under a registration statement that has become effective under the Securities Act or that the exchange of the Exchange Debentures for the Preferred Shares is exempt from registration under the Securities Act, and (v) Parent has sufficient legally available funds for such exchange such that such exchange is permitted under applicable law.

                  (iii) Notice having been mailed as aforesaid, from and after the exchange date (unless default shall be made by Parent in issuing Exchange Debentures in exchange for the shares called for exchange), dividends on the Preferred Shares so called for exchange shall cease to accrue, and all rights of the holders thereof as stockholders of Parent (except the right to receive from Parent the Exchange Debentures and any rights such holder, upon the exchange, may have as a holder of the Exchange Debenture) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so exchanged (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), such share shall be exchanged by Parent for the Exchange Debentures at the Exchange Ratio. In case fewer than all the shares represented by any such certificate are exchanged, a new certificate shall be issued representing the unexchanged shares without cost to the holder thereof.

                  (iv) Each exchange shall be deemed to have been effected immediately after the close of business on the relevant Dividend Payment Date, and the person in whose name or names any Exchange Debentures shall be issuable upon such exchange shall be deemed to have become the holder of record of the Exchange Debentures represented thereby at such time on such Dividend Payment Date.

                  (v) Prior to the delivery of any securities which Parent shall be obligated to deliver upon exchange of the Preferred Shares, Parent shall comply with all applicable federal and state laws and regulations which require action to be taken by Parent.

            (c) Parent will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of notes evidencing Exchange Debentures on exchange of the Preferred Shares pursuant hereto; provided that Parent shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Exchange Debentures in a name other than that of the holder of the Preferred Shares to be exchanged and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to Parent the amount of any such tax or has established, to the satisfaction of Parent, that such tax has been paid.

            (9) Voting Rights. (a) The holders of record of Preferred Shares shall not be entitled to any voting rights except as hereinafter provided in this paragraph (9), as otherwise provided by law or as provided in the Investors' Agreement.

            (b) Without the written consent of a majority of the outstanding Preferred Shares or the vote of holders of a majority of the outstanding Preferred Shares at a meeting of the holders of Preferred Shares called for such purpose, Parent will not (i) amend, alter or repeal any provision of the Certificate of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the Preferred Shares; provided that any such amendment that decreases the dividend payable on or the Liquidation Value of the Preferred Shares shall require the affirmative vote of holders of each Preferred Share at a meeting of holders of Preferred Shares called for such purpose or written consent of the holder of each Preferred Share; or (ii) create, authorize or issue any class of stock (other than the Senior Preferred Shares) ranking prior to, or on a parity with, the Preferred Shares with respect to dividends or upon liquidation, dissolution, winding up or otherwise, or increase the authorized number of shares of any such class or series, or reclassify any authorized stock of Parent into any such prior or parity shares or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such prior or parity shares, except that Parent may, without such approval, create authorize and issue Parity Securities for the purpose of utilizing the proceeds from the issuance of such Parity Securities for the redemption or repurchase of all outstanding Preferred Shares in accordance with the terms hereof or of the Investors' Agreement.

            (c)  In exercising the voting rights set forth in this paragraph
(9), each Preferred Share shall have one vote per share. Except as otherwise required by applicable law or as set forth herein, the Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

            (10) Reports. So long as any of the Preferred Shares are outstanding, Parent will furnish the holders thereof with the quarterly and annual financial reports that Parent is required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act or, in the event Parent is not required to file such reports, reports containing the same information as would be required in such reports.

            (11) General Provisions. (a) The term "outstanding", when used in this Exhibit B with reference to shares of stock, shall mean issued shares, excluding shares held by Parent or a subsidiary.

            (b) The headings of the paragraphs, subparagraphs, clauses and subclauses used herein are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

            (c) Each holder of Preferred Shares, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and exchange, redemption and repurchase of, such securities by Parent are subject to restrictions on Parent contained in certain credit and financing agreements.

                                                                     Exhibit C


                                 EQUITY UNITS

Name                                                           Number of Units
----                                                           ---------------

Robert L. Smialek                                                       22,222
David Aronowitz                                                          4,450
Steven Crea                                                              2,022
Michael Elia                                                             3,777
Leslie G. Jacobs                                                         4,444
David A. Kauer                                                          14,000
Kenneth H. Koch                                                          6,666
Steven Smith                                                             4,266
Frederick Stewart                                                        2,225
Betty Thomas                                                               415
John Genuse                                                                375
Daniel Seaman                                                            4,000
Thomas Wells                                                             1,213
Matthew Connell                                                            990
Dennis French                                                            2,376
Robert Alonzo                                                            1,305
Ronald Cook                                                                583
Harold Todd                                                                932
Craig Van Pelt                                                           2,055
George Olsen                                                             1,266
Scott Latham                                                             2,210
George Jadosh                                                            2,222
Philip Pitman                                                              542
Philip Rejeski                                                             608
Brian Smith                                                              1,330
Paul Dalbo                                                               1,000
Pat Walsh                                                                  700